CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT, dated as of August 14,2012 is between

ARI Network Services, Inc. (the "Company") and Marvin A. Berg, III (the "Employee").

WITNESSETH:

WHEREAS, the Employee has been employed by the Company since March 22, 2010 currently serves as its Vice President of Operations; and

WHEREAS, the President and Chief Executive Officer ("CEO") of the Company has

determined that he wishes to assure the continued availability of the Employee as Vice President of Operations of the Company by entering into this Change of Control Agreement (the

"Agreement"); and

WHEREAS, the President and CEO of the Company wants to assure that, in the event of a Change of Control (as hereinafter defined), the Employee's service to the Company will be recognized.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Employee hereby agree as follows:

1.	Definitions. For Purposes of this Agreement:

(a) Cause. "Cause" means (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered 'to the Employee which specifically identifies the manner in which the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Agreement,

no act or failure to act on the Employee's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the

Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the President and

CEO of the Company (after reasonable notice to the Employee and an opportunity for the

Employee, together with the Employee's counsel, to be heard before the President and CEO),

stating that in the good faith opinion of the President and CEO the Employee was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

(b) Change in Control. A "Change in Control" shall mean the first to occur of the following:

(i) the acquisition by an individual, entity or group, acting individually or in conceit (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided,

however, that for purposes of this Subsection 1 (b)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection I (b )(ii) below; or

(ii) consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the

Company (a "Business Combination"), in each case, unless, immediately following such

Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such

Business Combination beneficially own, directly or indirectly, more than 50% of,

respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business

Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding

Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination)

beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business

Combination; or

(iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c) Date of Termination. "Date of Termination" means the date specified in the

Notice of Termination where required (which date shall be on or after the date of the Notice of

Termination) or in any other case during the Term, upon the Employee's ceasing to perform services for the Company. In either case, the Date of Termination shall be the date on which

Employee has a "separation from service" from the Company, as determined in accordance with

Treasury Regulation 1.409A-l(h)(l).

(d) Effective Date. "Effective Date" means the date on which the Change of

Control occurs.

(e) Good Reason. "Good Reason" means, without the Employee's written consent,

the occurrence of one or more of the following during the Term:

(i) a material diminution of or interference with the Employee's duties and responsibilities as Vice President of Operations of the Company, including, but not limited to a material demotion of the Employee, a material reduction in the number or seniority of other Company personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee;

(ii) a change in the principal workplace of the Employee to a location outside of a 50-mile radius from Milwaukee, WI;

(iii) a reduction or adverse change in the salary, bonus, perquisites, benefits,

contingent benefits or vacation time which had theretofore been provided to the

Employee; or

(iv) an unreasonable increase in the workload of the Employee.

For purposes hereof, any good faith determination made by the Employee that he has

Good Reason to terminate his employment with the Company shall be conclusive. The

Employee's continued employment or failure to give Notice of Termination will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(f) Notice of Termination. Any termination of the Employee's employment by the

Company without Cause, or termination by the Employee for Good Reason, during the Term will be communicated by a Notice of Termination to the other patty hereto. A "Notice of

Termination" means a written notice which specifies a Date of Termination (which date shall be on or after the date of the Notice of Termination), indicates the provision in this Agreement applying to the termination and, if applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

(g) Term. The "Term" means a period beginning on the Effective Date and ending on the date two years after the occurrence of a Change of Control. Term also includes the three month period immediately preceding the closing of a Change of Control with respect to any

Company initiated involuntary termination of Employee's employment without Cause that is made in anticipation of the Change of Control.

2. Termination of Employment During the Term.

(a) Termination by the Company Without Cause or by the Employee for Good

Reason. If the Employee's employment is terminated during the Term by the Company without

Cause or by the Employee for Good Reason, the Employee shall be entitled to the following:

(i) the Company shall pay the Employee his full base salary and commissions

(if applicable) through the Date of Termination at the rate in effect at the time the Notice of Termination is given;

(ii) as the annual current year bonus for the year in which the Date of

Termination occurs, the Company will pay the Employee an amount (not less than zero)

equal to (A) the product of (i) the average of the Employee's annual current year bonus for the three fiscal years of the Company ending prior to the Date of Termination and

(ii) a fraction, the numerator of which is the actual number of days the Employee was employed by the Company during the fiscal year in which the Date of Termination occurs and the denominator of which is 365, minus (B) the aggregate payments previously made by the Company, if any, with respect to the current year annual bonus;

(iii) the Company shall pay to the Employee as a severance benefit a lump-sum amount equal to two (2) times the sum of (l!) the Employee's annual base salary as in effect on the Effective Date or Date of Termination, whichever is greater, without reduction for any mandatory or voluntary deferrals, (12) 100% of the targeted commissions, if any, for the year in which the Effective Date or Date of Termination occurs, whichever is greater, and (c) 100% of the targeted short-term annual bonus and long-term bonus for the year in which the Effective Date or Date of Termination occurs,

whichever is greater, or, where the targeted short-term annual bonus or long-term bonus amounts have not been set as of the Effective Date or Date of Termination, 100% of the

average of the Employee's targeted annual short-term and long-term bonus for the three fiscal years of the Company ending prior to the Date of Termination, without reduction for any amounts that would otherwise be deferred to future fiscal years, within thirty days after the Date of Termination;

(iv) any unpaid annual installments of long-term bonuses from prior fiscal years, which installments shall become immediately vested as if the targeted performance levels for future years were met if applicable;

(v) for a 24-month period after the Date of Termination starting with the month immediately after the month in which the Date of Termination occurs, the

Company will arrange to provide the Employee and the Employee's eligible dependents,

at the Company's expense, with benefits under the medical and dental plans of the

Company, or, if such benefits are not available, benefits substantially similar to the benefits the Employee was receiving during the 90-day period immediately prior to the

Date of Termination; provided, however, that benefits otherwise receivable by the

Employee pursuant to this Subsection 2(a)(iv) will be reduced to the extent other comparable benefits are actually received by the Employee from subsequent employment during the 24-month period following the Date of Termination, and any such benefits actually received by the Employee will be reported to the Company; and provided,

further that any access to insurance continuation coverage that the Employee may be entitled to receive under the Consolidated Omnibus Budget Reconciliation Act of 1986

("COBRA") will commence on the Date of Termination; and

(vi) all restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, including but not limited to restricted stock,

options, stock appreciation rights, or other property or rights of the Company granted to the Employee shall lapse, and such awards shall become fully vested and be held by the

Employee free and clear of all such restrictions.

(b) Termination for Any Other Reason. If the Employee's employment with the

Company is terminated during the Term for any reason not specified in Subsection 2(a) above,

the Employee will be entitled to the following:

(i) the Company will pay the Employee his full base salary and commissions

(if applicable) through the Date of Termination at the rate in effect on the Date of

Termination; and

(ii) as the annual current year bonus for the year in which the Date of

Termination occurs, the Company will pay the Employee an amount (not less than zero)

equal to (A) the product of (i) the average of the Employee's annual current year bonus for the three fiscal years of the Company ending prior to the Date of Termination and

(ii) a fraction, the numerator of which is the actual number of days the Employee was employed by the Company during the fiscal year in which the Date of Termination occurs and the denominator of which is 365, minus (B) the aggregate payments previously made by the Company, if any, with respect to the current year annual bonus. Notwithstanding the foregoing, no bonus will be paid to the Employee under this Subsection 2(b)(ii) if the

Employee's employment is terminated for Cause.

(c) Timing of Payments. Where a payment of benefits under any of

Subsections 2(a)(ii), (iii) and (iv) or Subsection 2(b)(ii) is required to be delayed for six months after the Date of Termination under Internal Revenue Code Section 409A, the Company shall make payment of such amounts to the Employee on the date that is six months after the Date of

Termination. Where a payment of benefits under Subsections 2(a)(ii), (iii) and (iv) and

Subsection 2(b)(ii) is not required to be delayed for six months after the Date of Termination under Internal Revenue Code Section 409A, the Company shall make payment of such amounts to the Employee within thirty (30) days after the Date of Termination.

3. Limitation on Payments. Subsections 2(a)(iii), (iv), (v) and (vi), above, provide for certain payments to be made or benefits to be given to the Employee if the Employee's employment with the Company terminates during the Term (the "Change of Control Payments").

Notwithstanding such subsections, the Change of Control Payments will be reduced such that the present value of the payments to the Employee or for the Employee's benefit, receipt of which is deemed to be contingent on a change of control under Section 280G(b )(2) of the Internal

Revenue Code of 1986, as amended (the "Code"), shall not exceed an amount equal to the maximum which the Company may pay without loss of deduction under Section 280G(a) of the

Code (the "Golden Parachute Threshold"). If the Golden Parachute Threshold is exceeded, the payments made pursuant to Subsections 2(a)(iii) and (iv) will be reduced, but not below zero, so that the total amount paid to the Employee or for the Employee's benefit is not in excess of the

Golden Parachute Threshold. Notwithstanding the foregoing, if not reducing the Change of

Control Payments would result in a greater after-tax amount to the Employee, such payments shall not be reduced. All calculations required pursuant to this Section 3 shall be made in accordance with proposed, temporary or final regulations promulgated under Section 280G of the Code or other applicable authority by the Company's public accountants, the Company's lawyers or such other third party as is mutually agreed between the Employee and the Company.

In the event that the provisions of Sections 280G and 4999 of the Code or any successor provision are repealed without succession this Section 3 shall be of no further force or effect.

4. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as a result of employment by another employer other than as provided in subsection 2(a)(v), above, by retirement benefits distributed after the Date of Termination, or otherwise.

5. No Assignments.

(a) Successors and Assigns. This Agreement is personal to the Employee, and the

Employee may not assign or delegate any of the Employee's rights or obligations hereunder without first obtaining the written consent of Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise)

to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. If such succession or assignment does not take place, and if this Agreement is not otherwise binding on the

Company's successors or assigns by operation of law, the Employee is entitled to compensation from the Company in the same amount and on the same terms as the compensation pursuant to

Subsection 2(a) hereof.

(b) Inurement. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives,

executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

6. Notice. For the purposes of this Agreement, notices and all other communication provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by fax with confirmation printed on the sending fax machine,

or five days after mailing certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth opposite the parties' signatures to this Agreement (provided that all notices to the Company shall be directed to the attention of the President and CEO of the

Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith.

7. Prior Agreements. This Agreement shall replace and supersede all prior agreements between the Company and the Employee relating to the subject matter hereof.

8. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both patties hereto.

9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

10. Governing Law. This Agreement shall be governed by the laws of the State of

Wisconsin, without giving effect to its principles of conflicts of laws.

11. Arbitration. Any dispute or controversy arising under or in connection with this

Agreement shall be settled exclusively by arbitration by a single arbitrator mutually agreed to by the disputing patties in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be held in Milwaukee, Wisconsin, or such other place as is mutually agreeable to the parties hereto. Judgment may be entered on the Arbitrator's award in any court having jurisdiction.

IN WITNESS WHEREOF, the patties have executed this Agreement as of the day and year first above written.

ARI NETWORK SERVICES, INC.

10850 W. Park Place, Ste. 1200

Milwaukee, Wisconsin 53224

By: \s\ Roy W. Olivier

Roy W. Olivier, President &  CEO

EMPLOYEE

N76 Wl7085 Kolbrook Ct.

Menomonee Falls, WI 5305

                                                                        By: \s\ Marvin A. Berg, III

Marvin A. Berg, III ~